UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Departure of Certain Officers.

Pursuant to a Separation Agreement, dated August 5, 2012 (the “Separation Agreement”), Comverse Ltd. and Oded Golan mutually agreed upon the terms of transition and separation of employment of Mr. Golan, the Senior Vice President, Chief Operating Officer of Comverse, Inc. (“CNS”, the wholly-owned subsidiary of Comverse Technology, Inc. (the “Company”)).  Pursuant to the Separation Agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position as the Senior Vice President and Chief Operating Officer of CNS and from the board of directors or any committee of each of CNS’ subsidiaries.

(e)     Compensatory Arrangements of Certain Officers.

Pursuant to the Separation Agreement, Mr. Golan is entitled to a notice period and will continue to receive the compensation and benefits set forth in his employment agreement through August 31, 2013.  Within 30 days after this date (unless otherwise provided below), Mr. Golan will be entitled to receive the following principal severance benefits:

•
the cash incentive award for the fiscal year ending January 31, 2013 in accordance with the terms of the Executive Bonus Plan, payable at the same time annual bonuses are paid to other senior executives of the Company;

•	$225,000, an amount representing 75% of Mr. Golan’s target bonus opportunity;

•
the release of severance and pension insurance funds deposited on his behalf during the term of his employment and the payment of the necessary supplement (to the extent required under applicable law) to the amount accrued in the severance pay portion of Mr. Golan’s pension plan;

•	accrued but unused recuperation and vacation pay; and

•	reimbursement of legal expenses of up to NIS 8,000 incurred in connection with the negotiations of the Separation Agreement.

In addition, Mr. Golan’s unvested deferred and restricted stock unit awards will continue to vest in accordance with their terms through the Termination Date.

Pursuant to the Separation Agreement, Mr. Golan agreed to waive and release the Company from any claims relating to circumstances existing through the Termination Date and certain non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in Mr. Golan’s employment agreement will continue to apply. The terms of the Separation Agreement provide for clawback of certain sums paid to Mr. Golan in the event of a breach of the restrictive covenants or the terms of the waiver and release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: August 6, 2012	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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